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                                                                      Exhibit 24


                                POWER OF ATTORNEY



         The undersigned do hereby appoint Steven Siegel, whose principal business address is Filene's Basement Corp., 40 Walnut Street, Wellesley, Massachusetts 02181, as my attorney-in-fact and representative, to act, in my name, place and stead in any way which I myself could do, if I were personally present, with respect to the execution and filing of any and all documents and papers pursuant to Section 16 of the Securities Exchange Act of 1934 and the rules thereunder in respect of the relationship of the undersigned to Filene's Basement Corp., a Massachusetts corporation. This power of attorney shall not be affected by the subsequent disability or incompetence of the principal.

         IN WITNESS WHEREOF, I have hereunto signed my name as of the date indicated.




         /s/ Samuel J. Gerson                       July 20, 1994
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         /s/ Mone Anathan, III                      July 19, 1994
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         /s/ W. Jay Carothers                       June 30, 1997
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         /s/ Robert P. Henderson                    July 19, 1994
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         /s/ Paul D. Paganucci                      July 21, 1994
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         /s/ Dorsey R. Gardner                    October 23, 1996
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         /s/ John Eyler                             July 22, 1994
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         /s/ Harold Leppo                           July 22, 1994
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